UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2025
Jefferies Financial Group Inc.
(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-284-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per	JEF	New York Stock Exchange
share 4.850% Senior Notes Due 2027	JEF 27A	New York Stock Exchange
5.875% Senior Notes Due 2028	JEF 28	New York Stock Exchange
2.750% Senior Notes Due 2032	JEF 32A	New York Stock Exchange
6.200% Senior Notes Due 2034	JEF 34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 5, 2025, Leucadia Asset Management Holdings LLC (“LAM Holdings”), a wholly owned subsidiary of Jefferies Financial Group Inc. (the “Company”), entered into a Contribution and Subscription Agreement (the “CSA”) with Hildene Holding Company, LLC (“HHC”), the parent of Hildene Capital Management, LLC and its affiliates (“Hildene”).

Overview of Transactions.  The CSA provides for certain transactions (collectively, the “Transactions”) under which (i) Jefferies will subscribe for newly issued equity interests of HHC in exchange for (A) cash of approximately $340,000,000, (B) the contribution to HHC of equity interests in Hildene Insurance Holdings, LLC valued at approximately $75,000,000, and (C) the contribution of certain rights under an existing revenue‑share agreement; and (ii) Brett Jefferson and certain affiliates of Mr. Jefferson will make a concurrent investment into HHC through a newly formed feeder vehicle (the “BRJ Investor”).  Immediately following the closing, HHC will use the proceeds of the Jefferies investment to acquire equity interests in a newly formed vehicle (the “SILAC Acquisition SPV”) that will consummate the acquisition of SILAC, Inc. (the “SILAC Acquisition”). To the extent the SILAC Acquisition SPV requires additional capital to complete the SILAC Acquisition, LAM Holdings may also invest up to $100,000,000 in convertible preferred equity of the SILAC Acquisition SPV. Such convertible preferred equity of the SILAC Acquisition SPV will convert into common equity of the SILAC Acquisition SPV no later than the third anniversary of the closing of the SILAC Acquisition.

Governance and Economics.  Under the amended and restated operating agreement of HHC to be adopted at closing,  among other things: (i) LAM Holdings and the BRJ Investor will have equal board representation; and (ii) specified actions will require the consent of both investor groups.

Conditions; Timing; Termination.  The closing of the Transactions is subject to customary closing conditions, including receipt of specified client consents, receipt of specified regulatory approvals, and the readiness of the parties to close the SILAC Acquisition substantially contemporaneously with the closing.  The CSA contains customary termination rights, including if the closing has not occurred by an outside date.

Other Arrangements.  At the closing, the existing revenue‑share agreement among certain of the parties will terminate automatically, certain rights to “lifetime” incentive compensation with respect to certain Hildene-managed funds will be transferred to a newly formed special purpose vehicle owned by the BRJ Investor and a newly formed management incentive entity.  The CSA also contemplates new compensation arrangements for Hildene personnel, including an annual profit‑share and a long‑term profit‑share plan to be implemented through new profits interests of HHC.

On December 8, 2025, Jefferies Financial Group Inc. issued a press release describing the Transactions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
99.1	Press Release, dated December 8, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Financial Group Inc.

	By:	/s/ Michael J. Sharp
	Name:	Michael J. Sharp
	Title:	Executive Vice President and General Counsel

Date: December 8, 2025